UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 11, 2004

PLACER SIERRA BANCSHARES

(Exact name of registrant as specified in its charter)

California	0-50652	94-3411134
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 J Street, Sacramento, California	95814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (916) 554-4750

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

This Form 8-K/A amends the Current Report on Form 8-K of Placer Sierra Bancshares (the “Company”), the registrant hereunder dated December 16, 2004 regarding the acquisition of First Financial Bancorp, parent company of Bank of Lodi, N.A. This Form 8-K/A files the financial statements required by Item 9.01(b), which the Company stated would be filed by amendment in its Current Report on Form 8-K dated December 16, 2004.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information.

On December 11, 2004, the Company, or PLSB, and First Financial Bancorp, or FFB, parent company of Bank of Lodi, N.A., completed a merger under which Placer Sierra Bancshares acquired First Financial Bancorp in an all-cash transaction valued at $50.0 million, or approximately $25.40 per share of First Financial Bancorp common stock and all outstanding options to purchase common stock. The following Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2004 combines the historical consolidated balance sheets of the Company and First Financial Bancorp as if the merger between these entities had been effective on that date, after giving effect to certain adjustments. These adjustments are based on estimates. The Unaudited Pro Forma Condensed Combined Income Statement for the nine months ended September 30, 2004 combines the historical consolidated income statements of the Company and First Financial Bancorp as if the merger had been effective as of January 1, 2004, after giving effect to certain adjustments.

These pro forma financial statements have been prepared from and should be read in conjunction with, the historical consolidated financial statements and notes thereto of the Company and First Financial Bancorp. The pro forma combined figures shown are simply arithmetical combinations of the Company’s and First Financial Bancorp’s financial results, after giving effect to certain adjustments; you should not assume that the Company or First Financial Bancorp would have achieved the pro forma combined results if they had actually been combined during the period presented.

Unaudited Pro Forma Condensed Combined Balance Sheet

(In thousands, except share and per share data)

As of September 30, 2004

	PLSB	FFB	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Cash and cash equivalents	$239,954	$25,636	$(46,362	)(a)	$219,228
Investments	72,006	65,021	—		137,027
Loans and leases, net	1,038,237	214,060	—		1,252,297

Goodwill and other intangibles	80,030	—	35,413	(b)	115,443

Other assets	68,036	28,548	(788	)(c)	95,796

Total assets	$1,498,263	$333,265	$(11,737)		$1,819,791

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$424,465	$51,529	$—		$475,994
Interest bearing	824,489	224,454	—		1,048,943

Total deposits	1,248,954	275,983	—		1,524,937

Debentures	38,146	5,155	10,000	(d)	53,301
Other liabilities	26,057	30,209	—		56,266

Total liabilities	1,313,157	311,347	10,000		1,634,504

Shareholders’ equity:

Common stock	154,822	13,129	(13,129	)(e)	154,822

Retained earnings	29,587	8,680	(8,499	)(e)	29,768
Accumulated other comprehensive income	697	109	(109	)(e)	697

Total shareholders’ equity	185,106	21,918	(21,737)		185,287

Total liabilities and shareholders’ equity	$1,498,263	$333,265	$(11,737)		$1,819,791

(a)	Cash consideration.
(b)	Goodwill and core deposit intangible, net of amortization.
(c)	Miscellaneous purchase accounting adjustments.
(d)	Subordinated debentures issued to fund a portion of total cash consideration.
(e)	Elimination of FFB’s equity accounts and adjustment of net income.

Unaudited Pro Forma Condensed Combined Income Statement

(In thousands, except share and per share data)

For the Nine Months ended September 30, 2004

	PLSB	FFB	Pro Forma Adjustments		Pro Forma Combined
Interest income	$52,267	$12,218	$(1,676	)(a)	$62,809

Interest expense	6,593	2,050	383	(b)	9,026

Net interest income	45,674	10,168	(2,059)		53,783

Provision for loan and lease losses	560	561	—		1,121

Non-interest income	7,342	2,983	—		10,325

Non-interest expense:
Salaries and benefits	18,789	5,515	—		24,304

Other	20,272	4,726	545	(c)	25,543

Non-interest expense	39,061	10,241	545		49,847

Income before income taxes	13,395	2,349	(2,604)		13,140

Provision for income taxes	4,857	659	(1,095	)(d)	4,421

Net income	$8,538	$1,690	$(1,509)		$8,719

Earnings per share:
Basic	$0.61				$0.63
Diluted	$0.60				$0.62

Weighted average shares outstanding:
Basic	13,900,004				13,900,004

Diluted	14,143,456				14,143,456

(a)	Reflects forfeited interest income on total cash consideration.
(b)	Reflects cost of subordinated debentures issued to fund a portion of the total cash consideration.
(c)	Amortization of core deposit intangible recorded in acquisition.
(d)	Income tax effect of pro forma adjustments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Placer Sierra Bancshares
(Registrant)

Date February 25, 2005	/s/ Ronald W. Bachli
Ronald W. Bachli Chairman and Chief Executive Officer

*	Print name and title of the signing officer under his signature.